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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement of Individual, Inc. on Form S-1 of our report dated January 30, 1996, except as to the information in Note N, for which the date is March 4, 1996, on our audits of the consolidated financial statements of Individual, Inc. as of December 31, 1995, and 1994, and for each of the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

September 4, 1996